Exhibit 99.4

VIVUS Completes Solicitation for In-Court Reorganization Plan to Become a
Wholly Owned Subsidiary of IEH Biopharma LLC

CAMPBELL, CA., July 7, 2020 – VIVUS, Inc. (Nasdaq: VVUS; the “Company”), a biopharmaceutical company, today announced that it has completed the solicitation of an in-court prepackaged plan of reorganization, under which IEH Biopharma LLC (“IEH”) will take 100% ownership of VIVUS (the “Prepackaged Plan”), ahead of its July 7, 2020 chapter 11 filing. The Company solicited IEH―as the only holder of claims in classes entitled to vote on the Prepackaged Plan―and has received IEH’s ballots voting in favor of the Prepackaged Plan in accordance with the amended and restated Restructuring Support Agreement executed by the Company and IEH on July 6, 2020. The Company believes that the Prepackaged Plan satisfies all requirements necessary for confirmation by the Court. The Company will request a combined disclosure statement and confirmation hearing for August 17, 2020, subject to the Court’s availability. Upon confirmation of the Prepackaged Plan, the Company intends to consummate the restructuring transactions shortly thereafter.

Under the Prepackaged Plan, VIVUS stockholders of record as of July 2, 2020 will receive, subject to the satisfaction of certain conditions, a pro rata share of (a) $5 million and (b) a non-transferable contractual contingent value right to earn another $2 per share if the Company meets certain financial milestones in both 2021 and 2022.

VIVUS will continue its ongoing clinical and commercial operations as a wholly owned subsidiary of IEH Biopharma LLC, including sales and marketing of Qsymia® (phentermine and topiramate extended-release) capsules CIV for weight management in adults and PANCREAZE® (pancrelipase) for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions; preclinical and clinical development of VI-1016 for the treatment of pulmonary arterial hypertension; and expansion of the VIVUS Health Platform to integrate pharmaceutical solutions, technology and clinical stakeholders to improve patient outcomes through increased information capture, resulting in enhanced patient access, increased adoption, and treatment durability.

“We appreciate the due diligence that the VIVUS management team undertook in exploring a variety of potential financing options, and agree with the team’s conclusion that this reorganization plan is the best option available to the Company and its shareholders,” said David Norton, Chairman of VIVUS’ Board of Directors.

“We appreciate the continued support of IEH Biopharma and look forward to working with them in the years to come,” said John Amos, VIVUS’ Chief Executive Officer. “We are also pleased that this reorganization plan will ensure continued seamless operations for our business partners and most importantly our patients and healthcare providers that utilize our pharmaceuticals and technology in their various clinical treatments.”

The Company expects that its common stock will be delisted from the Nasdaq Global Select Market because of the chapter 11 filing in connection with this transaction.

The Company’s existing NOL Rights Plan will remain in place until completion of the trading of its shares. The NOL Rights Plan will continue to provide, subject to certain exceptions that if any person or group acquires 4.9% or more of the Company’s outstanding common stock, there would be a triggering event potentially resulting in significant dilution in the voting power and economic ownership of that person or group.

References is also made to the Company’s 8-K, filed concurrently therewith, which provides as follows:

“In addition, the Debtors filed a motion (the “NOL Motion”) seeking entry of an interim and final order establishing certain procedures (the “Procedures”) with respect to direct and indirect trading and transfers of stock of the Company, and seeking related relief, in order to protect the potential value of the Company’s net operating loss carryforwards and certain other tax benefits of the Company.

If the NOL Motion is granted by the Bankruptcy Court and the Procedures approved, in certain circumstances, the Procedures would, among other things, restrict transactions on or after today’s date, July 7, 2020, involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a Substantial Stockholder of the common stock issued by VIVUS (the “Common Stock”). For purposes of the Procedures, a “Substantial Stockholder” is any person or, in certain cases, group of persons that beneficially own, directly or indirectly (and/or owns options to acquire) at least 800,000 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock as of April 30, 2020). If the Procedures are approved, any prohibited transfer of stock of the Company on or after today’s date, July 7, 2020, would be null and void ab initio and may lead to contempt, compensatory damages, punitive damages, or sanctions being imposed by the Bankruptcy Court. A direct or indirect holder of, or prospective holder of, stock issued by the Debtors should consult the NOL Motion and Procedures proposed therein.”

About Qsymia

Qsymia is approved in the U.S. and is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related medical condition such as high blood pressure, type 2 diabetes, or high cholesterol.

The effect of Qsymia on cardiovascular morbidity and mortality has not been established.  The safety and effectiveness of Qsymia in combination with other products intended for weight loss, including prescription and over-the-counter drugs, and herbal preparations, have not been established.

For more information about Qsymia, please visit www.Qsymia.com.

Important Safety Information for Qsymia

Qsymia® (phentermine and topiramate extended-release) capsules CIV is contraindicated in pregnancy; in patients with glaucoma; in hyperthyroidism; in patients receiving treatment or within 14 days following treatment with monoamine oxidase inhibitors; or in patients with hypersensitivity to sympathomimetic amines, topiramate, or any of the inactive ingredients in Qsymia.

Qsymia can cause fetal harm. Females of reproductive potential should have a negative pregnancy test before treatment and monthly thereafter and use effective contraception consistently during Qsymia therapy.  If a patient becomes pregnant while taking Qsymia, treatment should be discontinued immediately, and the patient should be informed of the potential hazard to the fetus.

The most commonly observed side effects in controlled clinical studies, 5% or greater and at least 1.5 times placebo, include paraesthesia, dizziness, dysgeusia, insomnia, constipation, and dry mouth.

About PANCREAZE

PANCREAZE is a prescription medicine used to treat people who cannot digest food normally because their pancreas does not make enough enzymes due to cystic fibrosis or other conditions. PANCREAZE may help your body use fats, proteins, and sugars from food. PANCREAZE contains a mixture of digestive enzymes including lipases, proteases, and amylases from pig pancreas. PANCREAZE is safe and effective in children when taken as prescribed by your doctor.

Important Safety Information for PANCREAZE

What is the most important information I should know about PANCREAZE?

•	PANCREAZE may increase your chance of having a serious, rare bowel disorder called fibrosing colonopathy that may require surgery.

•	The risk of having this condition may be reduced by following the dosing instructions that your healthcare provider gave you.

Call your doctor right away if you have any unusual or severe stomach area (abdominal) pain, bloating, trouble passing stool (having bowel movements), nausea, vomiting, or diarrhea.

Take PANCREAZE exactly as prescribed by your doctor. Do not take more or less PANCREAZE than directed by your doctor.

What are the possible side effects of PANCREAZE?

PANCREAZE may cause serious side effects, including:

•	A rare bowel disorder called fibrosing colonopathy.
•	Irritation of the inside of your mouth. This can happen if PANCREAZE is not swallowed completely.
•	Increase in blood uric acid levels. This may cause worsening of swollen, painful joints (gout) caused by an increase in your blood uric acid levels.
•	Allergic reactions including trouble with breathing, skin rashes, or swollen lips.

Call your doctor right away if you have any of these symptoms.

The most common side effects include pain in your stomach (abdominal pain) and gas.

Other possible side effects: PANCREAZE and other pancreatic enzyme products are made from the pancreas of pigs, the same pigs people eat as pork. These pigs may carry viruses. Although it has never been reported, it may be possible for a person to get a viral infection from taking pancreatic enzyme products that come from pigs.

These are not all the side effects of PANCREAZE. Talk to your doctor about any side effect that bothers you or does not go away.

You may report side effects to FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

What should I tell my doctor before taking PANCREAZE?

Tell your doctor if you:

•	are allergic to pork (pig) products.
•	have a history of blockage of your intestines, or scarring or thickening of your bowel wall (fibrosing colonopathy).
•	have gout, kidney disease, or high blood uric acid (hyperuricemia).
•	have trouble swallowing capsules.
•	have any other medical condition.
•	are pregnant or plan to become pregnant.
•	are breast-feeding or plan to breast-feed.

Tell your doctor about all the medicines you take, including prescription and nonprescription medicines, vitamins, and herbal supplements.

The Product Information and Medication Guide for PANCREAZE is available at www.pancreaze.com.

About VIVUS

VIVUS is a biopharmaceutical company committed to the development and commercialization of innovative therapies that focus on advancing treatments for patients with serious unmet medical needs. For more information about the Company, please visit www.vivus.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to the transactions contemplated in the Amended and Restated Restructuring Support Agreement, including the filing of the Bankruptcy Petitions and reorganization of the Company under the Chapter 11 cases, are subject to certain conditions or other factors, some of which may be outside of the Company’s control, which may include: risks and uncertainties relating to the Chapter 11 cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions filed by the debtors in the Chapter 11 cases (including the cash collateral motion and NOL Motion), the effects of the Chapter 11 cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the Company’s ability to implement and realize any anticipated benefits of Chapter 11 bankruptcy protection; the Company’s ability to operate as a going concern; compliance with the applicable covenants of the Amended and Restated Restructuring Support Agreement; the timely negotiation of terms, conditions and provisions of exit financing; the ability of the Company to obtain requisite support for the Joint Prepackaged Plan of Reorganization (the “Plan”); the ability of the Company to execute any plan of reorganization, including the Plan, in the manner and on the timeline as set forth under the Plan, including the execution of the settlement with existing holders of equity; the Company’s debt profile and risks related to its capital structure; the effects of disruption from any reorganization and restructuring making it more difficult to maintain business, financing and operational relationships, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business; the risk of acceleration of the Company’s debt obligations; trading price and volatility of VIVUS common stock and its continued listing on the Nasdaq Global Select Market; and the widespread domestic and global impact of the COVID-19 pandemic on the Company’s business, results of operations, customers, suppliers and other counterparties, and employees; risks and uncertainties related to our liquidity and capital resources; risks and uncertainties related to our history of losses and variable quarterly results; risks and uncertainties related to our expected future revenues, operations and expenditures; risks and uncertainties related to the effectiveness of the VIVUS Health Platform, including its adoption by healthcare providers and its ability to improve patient outcomes and, if applicable, access to Qsymia® and PANCREAZE®; risks and uncertainties related to the timing, strategy, tactics and success of the marketing and sales of PANCREAZE, including our ability to improve patient access to PANCREAZE; risks and uncertainties related to our, or our current or potential partner’s, ability to successfully commercialize Qsymia, including our ability to improve patient and physician access to Qsymia; risks and uncertainties related to our ability to sell through the Qsymia retail pharmacy network and the Qsymia Advantage Program; risks and uncertainties related to the timing of initiation and completion of the post-approval clinical studies required as part of the approval of Qsymia by the U.S. Food and Drug Administration (“FDA”), including the Phase 4 post-marketing study of Qsymia in obese adolescents; risks and uncertainties related to the response from FDA to any data and/or information relating to post-approval clinical studies required for Qsymia; risks and uncertainties related to the impact of any possible future requirement to provide further analysis of previously submitted clinical trial data; risks and uncertainties related to the design and outcome of any clinical study required by FDA to expand the Qsymia label; risks and uncertainties related to our ability to work with FDA to significantly reduce or remove the requirements of the clinical post-approval cardiovascular outcomes trial; risks and uncertainties related to the failure to obtain FDA or foreign authority clearances or approvals and noncompliance with FDA or foreign authority regulations; risks and uncertainties related to our dialog with certain concerned member states in Europe relating to the pending decentralized Marketing Authorization Application, the timing and scope of the assessment by such Concerned Member State health authorities of our Marketing Authorization Application, and ultimately the decision of such Concerned Member State health authorities whether to grant Marketing Authorization for Qsymia in such EU countries; risks and uncertainties related to our ability to successfully develop or acquire a proprietary formulation of tacrolimus; risks and uncertainties related to our ability to identify, acquire and develop new product pipeline candidates; risks and uncertainties related to our ability to demonstrate through clinical testing the quality, safety, and efficacy of our current or future investigational drug candidates or approved products; risks and uncertainties related to the timing, strategy, tactics and success of the launches and commercialization of STENDRA/SPEDRA (avanafil) by our current or potential collaborators; risks and uncertainties related to our ability to successfully complete on acceptable terms, and on a timely basis, avanafil partnering discussions for territories under our license with MTPC in which we do not have a commercial collaboration; and risks and uncertainties related to the impact, if any, of changes to our Board of Directors and senior management team. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2019 as filed on March 3, 2020 and as amended on Form 10-K/A on April 29, 2020, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements, unless otherwise required by law or the Bankruptcy Court.

VIVUS, Inc.	Investor Relations: Lazar FINN Partners
Mark Oki	David Carey
Chief Financial Officer	Senior Director
oki@vivus.com	david.carey@finnpartners.com
650-934-5200	212-867-1768